EXHIBIT 24.2

Auto Lease Finance LLC

250 Jim Moran Boulevard

Deerfield Beach, Florida 33442

July 31, 2025

I, Paula Pescaru am Assistant Secretary of Auto Lease Finance LLC (the “Company”) and do certify that the attached resolutions were duly adopted by unanimous written consent of the Board of Directors of the Company on July 28, 2025, and such resolutions have not been amended, rescinded or otherwise modified.

By:	/s/ Paula Pescaru
Name: Paula Pescaru
Title: Assistant Secretary

The undersigned does hereby certify that (i) he is a duly elected, qualified and acting General Counsel and Secretary of the Company, and (ii) Paula Pescaru is the duly elected, qualified and acting Assistant Secretary of the Company, and has set forth her true and customary signature above.

EXECUTED as of July 31, 2025

By:	/s/ Noam Silverman
Name: Noam Silverman
Title: General Counsel and Secretary

BE IT FURTHER RESOLVED, that the Board of Directors authorizes WOAL LLC and the Titling Trust to file a Registration Statement with the Commission, under the Act, together with such exhibits thereto and other documents as may be necessary or advisable, for the purpose of registering the Securities for sale to the public; and that the Chief Executive Officer and/or President (or any other individual or individuals constituting the principal executive officer(s)), on the one hand, and one or more of the Chief Financial Officer and/or the Treasurer (or any other individual or individuals constituting the principal financial officer, and controller or principal accounting officer), in each case, of WOAL LLC and of ALF LLC (in its capacity as the initial beneficiary of the Titling Trust), as applicable, on the other hand, be, and each hereby is, authorized and directed to execute and file the Registration Statement in the name and on behalf of WOAL LLC and the Titling Trust with the Commission, such Registration Statement to be in such form and accompanied by such exhibits and other documents as such Chief Executive Officer and/or President (or any other individual or individuals constituting the principal executive officer(s)), Chief Financial Officer and/or Treasurer (or any other individual or individuals constituting the principal financial officer, and controller or principal accounting officer) of WOAL LLC or ALF LLC, as applicable, executing the same may determine necessary or advisable in order to accomplish the registration of the Securities, with his or her execution thereof to be conclusive evidence of such determination and of his or her authority hereunder; and

* * * * *

BE IT FURTHER RESOLVED, that the Chief Executive Officer, President, Chief Financial Officer or Treasurer of WOAL LLC and of ALF LLC (in its capacity as the initial beneficiary of the Titling Trust), as applicable, be, and each hereby is, further authorized and directed, in the name and on behalf of WOAL LLC and the Titling Trust, to execute and file with the Commission such amendments and supplements to the Registration Statement, including additional registration statements under Rule 462 under the Act (also a “Registration Statement”) and all amendments (including post-effective amendments), to make such changes in the Registration Statements and exhibits, to take such other action, including, without limitation, increasing the aggregate amount of Securities to be registered and requesting acceleration of the effectiveness of the Registration Statements, and to execute such other documents as may seem to him or her necessary or advisable to carry out the purposes of these resolutions, with his or her execution thereof to be conclusive evidence of such determination and of his or her authority hereunder; and

* * * * *

BE IT FURTHER RESOLVED, each officer and director who may be required to execute the Registration Statement or any amendments thereto (whether on behalf of WOAL LLC or of ALF LLC (in its capacity as the initial beneficiary of the Titling Trust), as applicable, or as an officer or director thereof or by attesting the seal of WOAL LLC or ALF LLC or otherwise) be, and hereby is authorized to execute a power of attorney appointing each or any of the Chief Executive Officer, President, Chief Financial Officer or Treasurer of WOAL LLC or ALF LLC, as applicable, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effectiveness amendments and Rule 462 registration statements) to the Registration Statements and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, and every act and thing requisite and necessary fully to all intents and purposes as he or she might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof; and

* * * * *

3